Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Acutus Medical, Inc.:

We consent to the use of our report dated March 18, 2021, with respect to the consolidated financial statements of Acutus Medical, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

February 1, 2022